JAMES STAFFORD ======== Chartered  Accountant ===== An Incorporated Professional

CONSENT  OF  INDEPENDENT  AUDITOR


I consent to the reference to my firm under the caption "Interests Of Named Experts And Counsel" and to the use of my reports dated August 2, 2000, in the Registration Statement (Form SB-2) and related Prospectus of BERT Logic, Inc. for the registration of shares of its common stock.



                                         /s/  James  Stafford
Vancouver,  Canada                      CHARTERED  ACCOUNTANT

September  25,  2000


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          Suite 210, 560 Beatty Street, Vancouver, BC, Canada, V6B 2L3 Telephone (604) 669-0711 Fax (604) 669-0754 E-mail j_stafford@staffordsca.com